UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 18, 2006

Kennametal Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5318	25-0900168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(724) 539-5000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective as of February 18, 2006, Frank P. Simpkins assumed the positions of Vice President Finance and Corporate Controller of Kennametal Inc. (the “Company”). Timothy A. Hibbard will no longer serve as Corporate Controller and Chief Accounting Officer.
     Mr. Simpkins joined the Company in 1995 and has served in a variety of positions of significant responsibility, including as Corporate Controller from November 1998 through January 2002. Prior to his tenure with the Company, Mr. Simpkins spent nine years with Coopers & Lybrand in various senior finance and accounting roles. Mr. Simpkins has a Bachelor’s degree in accounting from Penn State University and is a Certified Public Accountant in Pennsylvania.
     In connection with his previous service as Corporate Controller, Mr. Simpkins executed the Company’s form of Employment Agreement for executives and the Company’s standard Indemnification Agreement. The Employment Agreement is described in the Company’s 2005 Proxy Statement under the caption “Employment Agreements and Termination of Employment and Change-in-Control,” which description is incorporated herein by reference. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Mr. Simpkins will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC.

Registrant

Date: February 21, 2006	By:	/s/ David W. Greenfield

David W. Greenfield Vice President, Secretary and General Counsel